SUB-ITEM 77H

As of February 28, 2014, the following entity owned 25% or more of the voting securities of MFS Government Securities Fund:

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|PERSON/ENTITY               |PERCENTAGE|
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|MFS MODERATE ALLOCATION FUND|28.11%    |
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